SCHEDULE 14A




                     Information Required in Proxy Statement
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  [ x ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]   Preliminary Proxy Statement             [   ] Confidential, for use
                                                         of the Commission only
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AFP IMAGING CORPORATION
                (Name of Registrant as Specified In Its Charter)

                             AFP IMAGING CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ x ] No fee required.
[   ] Fee computed on Table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:  $_____________________
      (2) Form, Schedule or Registration Statement No.:_______________________
      (3) Filing Party: ________________________
      (4) Date Filed: _________________________

                             AFP Imaging Corporation

                    Notice of Annual Meeting of Shareholders

                         To Be Held On December 14, 2001

To the Shareholders of
AFP Imaging Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of AFP Imaging Corporation, a New York corporation (the "Company"), which will be held on December 14, 2001 at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, at 9:00 a.m., local time, to consider and act upon the following matters:

          1. To elect four directors of the Company, each to serve until the next annual meeting of the shareholders of the Company or their resignation, death or other removal from office;

          2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending
             June 30, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on November 5, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                           By  order  of the Board of Directors,

                                           David Vozick,
                                           Secretary


Elmsford, New York
November 16, 2001





Whether or not you plan to attend the Annual Meeting, please promptly complete, sign and date the enclosed Proxy, which is being solicited by the Board of Directors of the Company, and promptly return it to the Company in the enclosed, postage pre-paid envelope. A Proxy may be revoked at any time before it is voted and shareholders executing Proxies may attend the Annual Meeting and vote there in person should they so desire.

                           Definitive Proxy Statement

The Board of Directors of AFP Imaging Corporation (the "Company") presents this Proxy Statement to all shareholders of the Company and solicits their Proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 14, 2001. All Proxies duly completed, executed and received prior to the Annual Meeting will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such Proxies. Directors are elected by a plurality of votes cast, while the affirmative vote of a majority of votes cast is required for approval of the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 2002. In the absence of specific instructions, Proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants. Shares represented by Proxies, which are marked "abstain" for Item 2 on the Proxy card, and Proxies, which are marked to deny discretionary authority on all other matters, will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The Proxy may be revoked at any time before being voted, by written notice of revocation delivered to the Company prior to the Annual Meeting, or by giving notice at the Annual Meeting. The Company will pay the entire expense of soliciting these Proxies, which solicitation will be by use of the mails, such mailing to take place on or about November 16, 2001.

The total number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding as of November 5, 2001, was 9,271,054. The Common Stock is the only outstanding class of security of the Company entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on November 5, 2001 will be entitled to vote. Shareholders may vote at the Annual Meeting in person or by Proxy. A shareholder who is not the record owner of shares may not vote in person at the Annual Meeting unless he presents a Proxy from the record owner naming such shareholder as Proxy.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 250 Clearbrook Road, Elmsford, New York 10523, for a period of ten days prior to the Annual Meeting for examination by any shareholder.


                                  Annual Report

An Annual Report for the year ended June 30, 2001, containing financial and other information about the Company and its subsidiary companies, is being mailed with this Proxy Statement to all shareholders of record entitled to vote at the Annual Meeting.


                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
                      PROPOSAL ONE - ELECTION OF DIRECTORS

The Company's Board of Directors has nominated David Vozick, Donald Rabinovitch, Jack Becker and Robert A. Blatt for election as directors at the Annual Meeting, each to hold office until the next annual meeting of the shareholders of the Company or their resignation, death or other removal from office. It is intended that the accompanying form of Proxy will be voted for the election as directors of the four nominees of the Company's Board of Directors, unless the Proxy withholds such authority or otherwise contains contrary instructions. Proxies, which do not direct the Proxy holders to vote for or withhold authority in the matter of electing directors, will be voted for the election of such four nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

In the event any one or more of the aforesaid nominees is unable to serve, it is the intention of the persons named in the Proxy to vote FOR the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. Management has no reason to believe that any of the nominees will be unable to serve and each nominee has advised the Company that he can and will serve as a Director of the Company in the event he is so elected.

The following table sets forth as to each nominee for election: (1) such person's name; (2) the year in which such person was first elected a Director of the Company; (3) biographical information concerning such person for the last five years; (4) certain other directorships, if any, held by such person; (5) positions and offices held with the Company; and (6) such person's age. The information regarding the Company's other executive officers is also set forth in the following table, and in the Summary Executive Compensation table below and accompanying footnotes.

                         Year First
                           Elected
Name & Age                Director      Position

David Vozick (61)           1978        Chairman of the Board of Directors, Secretary and Treasurer

Donald Rabinovitch (55)     1978        Director and President

Robert Blatt (60)           1995        Director

Jack Becker (66)            1997        Director

David Vozick has been the Company's Chairman of the Board of Directors, Secretary and Treasurer since the Company was founded in October 1978. He is a co-founder of the Company.

Donald Rabinovitch has been the Company's President since the Company was founded in October 1978. He is a co-founder of the Company.

Robert Blatt is Chairman and majority owner of CRC Group, Inc., a developer, owner and operator of commercial real estate, and a member of the New York Stock Exchange, Inc. (Seat-holder), since 1985. Mr. Blatt is also the Chief Executive Officer of New England National Golf Club, LLC. Mr. Blatt is a director and Chairman of the Finance Committee of MTR Gaming Group, Inc. and its subsidiary, Mountaineer Race Track and Gaming Resort. He also is a Vice-President and Assistant Secretary of both entities. He is a member of the State Bar of California.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., general counsel to the Company. This firm has been retained by the Company for more than the past three years and will be retained by the Company for the current fiscal year. He has been a member of the Board of Directors of Paxar Corporation, a value added identification and tracking solutions provider to retailers, apparel manufacturers and selected markets (NYSE: PXR), since 1969.

Mr. Vozick and Mr. Rabinovitch are first cousins.

The Board of Directors recommends voting "FOR" the election as Directors of each of Messrs. Vozick, Rabinovitch, Blatt, and Becker.


     MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

The Board of Directors of the Company held one regular meeting and three special meetings during the fiscal year ended June 30, 2001. All directors attended all of the Board of directors meeting. The Board of Directors has assumed the responsibilities of the Audit Committee.

The Company's policy is to pay fees to the outside Directors only for attendance at meetings of the Board of Directors. Both Mr. Jack Becker and Mr. Robert Blatt receive compensation of $2,500 per Board meeting and ten year stock option grants under the Company's stock option plans of 3,000 shares of the Common Stock with an exercise price equal to the closing price of the common stock on the date of each meeting. Mr. Robert Blatt is also a paid consultant to the Company, and counsels the Company on various business matters. In the fiscal year ended June 30, 2001, he earned $23,400 in consulting fees. The Company paid Snow Becker Krauss P.C., its general counsel, approximately $28,100 during the fiscal year ended June 30, 2001.


                               SECURITY OWNERSHIP

The following table sets forth, as of November 5, 2001, the beneficial ownership of shares of Common Stock for (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information, (ii) each director of the Company, (iii) each current executive officer of the Company for whom information is given in the Executive Compensation section of this Proxy Statement and (iv) all executive officers and directors of the Company as a group. The Common Stock is the only outstanding class of voting securities of the Company. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

Name and Address of            Amount and Nature of                    Percent of Class
Beneficial Owner               Beneficial Ownership                    (1), (4), (5), (6)
-----------------              --------------------                    -----------------
David Vozick, Chairman of
the Board, Secretary and           1,382,603    (2),(4)                 14.9%
Treasurer
250 Clearbrook Road
Elmsford, NY   10523

Donald Rabinovitch                 1,383,803    (3),(4)                 14.9%
Director and President
250 Clearbrook Road
Elmsford, NY   10523

Robert Blatt                         736,963    (5)                      7.9%
Director
1890 Palmer Avenue
Larchmont, NY  10538

Jack Becker                           78,522    (6)                       .8%
Director
605 Third Avenue
New York, NY 10158


Elise Nissen                         139,000    (7)                      1.5%
Chief Financial Officer
250 Clearbrook Road
Elmsford, NY 10523

Executive Officers and Directors   3,720,891    (4),(5),(6),(7)         37.0%
As a Group (5 Persons)


(1) Based on 9,271,054 shares of Common Stock, outstanding as of October 10, 2001. Common Stock votes as a single class on a share-for-share basis. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Includes 36,000 shares held in trust for Mr. Vozick's three children.

(3) Includes 156,000 shares held in trust for Mr. Rabinovitch's three children.

(4) As to the amounts owned by Messrs. Vozick and Rabinovitch, each amount does not include 150,000 shares of Common Stock issuable upon exercise of stock options issued to each of them, which have specific terms and conditions to be satisfied prior to vesting. As of November 5, 2001, such conditions have not been satisfied. The amounts include 140,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 125,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations and those shares held in trust for their children. (See "Executive Compensation")

(5) Includes 33,000 shares of Common Stock issuable upon exercise of stock options issued to Mr. Blatt, all of which are currently exercisable.

(6) Includes 25,000 shares of Common Stock owned of record by Snow Becker Krauss P.C., counsel to the Company, of which Mr. Becker is a principal, and 46,500 shares of Common Stock issuable upon exercise of stock options issued to Mr. Becker, all of which are currently exercisable.

(7) Includes 129,000 shares of Common Stock issuable upon exercise of stock options issued to Ms. Nissen, all of which are currently exercisable.

                      SUMMARY EXECUTIVE COMPENSATION TABLES

The following table sets forth for the fiscal years ended June 30, 2001, 2000, and1999, the cash and certain other compensation paid by the Company to its Chief Executive Officer and all other executive officers of the Company serving as executive officers at June 30, 2001 whose annual salary and bonus earned equaled or exceeded $100,000 during each of such years (the "Named Executive Officers").

                                         Annual Compensation                          Long Term Compensation
                               ----------------------------------------   ------------------------------------------------
                                                           Other Annual   Restricted  LTIP          All Other
                                        Salary    Bonus    Compensation   Stock       Options/SARS  Payouts   Compensation
Name and Position              Year      ($) (1)   ($)       ($) (2)      Awards      (#) (3),(4)   (#) (3)      (#) (3)
-----------------              ----     --------   ---       --------     ------      -----------   -------      -------
David Vozick                   2001     $289,661   $0        $59,467         -              -          -             -
Chairman of the Board &        2000     $273,178   $0        $60,020         -          150,000        -             -
Secretary and Treasurer        1999     $267,400   $0        $60,940         -              -          -             -

Donald Rabinovitch             2001     $289,510   $0        $29,008         -              -          -             -
President and Director         2000     $273,043   $0        $29,449         -          150,000        -             -
                               1999     $267,400   $0        $30,952         -              -          -             -

Elise Nissen                   2001     $105,703   $3,000       $0           -           74,000        -             -
Chief Financial Officer (5)    2000     $100,000   $0           $0           -           45,000        -             -
                               1999     $100,000   $0           $0           -           10,000        -             -

(1) Amounts shown include cash compensation earned and accrued by the executive officers.

(2) The total amounts for each fiscal year consist of premiums paid by the Company for life and disability insurance policies for their personal benefit and an automobile allowance.

(3) No restricted stock awards, stock appreciation rights ("SARS") or long-term incentive payouts ("LTIP") were granted during the fiscal years ended June 30, 1999, 2000 and 2001. In July 2000, Ms. Nissen was issued 74,000 incentive stock options at $.375 per share. In September 1999, Ms. Nissen was issued 45,000 incentive stock options at $.31 per share. In July 1998, Ms. Nissen was issued 10,000 incentive stock options at $1.00 per share.

(4) In September 1999, Messrs. Vozick and Rabinovitch were each issued 150,000 incentive stock options at $.31 per share. These incentive stock options have specific financial terms and conditions to be satisfied prior to vesting. These incentive stock options become fully vested 90 days prior to the end of the tenth year of the issuance date whether or not the conditions have been satisfied.

(5) Elise Nissen (47) became an executive officer of the Company in 1997. Ms. Nissen joined the Company in 1982. She was appointed Chief Financial Officer in 1997. Prior to 1997, she served as VP of Finance and Controller.


Stock Options held at end of Fiscal 2001


The following table sets forth the (a) number of shares underlying options granted to each Named Executive Officer during the fiscal year ended June 30, 2001, (b) percentage that the grant represents of the total number of options granted to all employees of the Company during the same period, (c) the per share exercise price of each option, (d) the expiration date of each option, and
(e) the potential realizable value of such options at stated assumed annual rates of stock appreciation.


                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------
                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                Individual Grants                                                        Appreciation for Option Term
                -----------------                                                     -----------------------------------
                    Number of
                    Securities      % of Total
                    Underlying    Options/SARS
                    Options/        Granted to       Exercise
                    SARS            Employees        of Base        Expiration
    Name            Granted (#)   in Fiscal Year     Price ($/Sh)   Date                        5%($)(1)     10%($)(1)
    ----            -----------   --------------     ------------   ----                        --------     ---------
Elise Nissen          74,000          14.7%             $.375       July 2005                   $33,730       $ 40,629

(1)The closing bid price for the Company's Common Stock on June 30, 2001, was quoted at $.32 per share on the OTC Bulletin Board.


There was no repricing of options/SARS during Fiscal Year 2001.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

The following table sets forth for the fiscal year ended June 30, 2001, the options exercised and the value of unexercised options at fiscal year end for the named executive officers.

                                                                          Number of unexercised          Value of unexercised
                                                                             Options/SARS at           In-the-money Options/SARS
                                  Shares Acquired        Value             Fiscal Year-End (#)         at Fiscal Year End ($)(1)
               Name               on exercise (#)     Realized ($)      Exercisable/Unexercisable      Exercisable/Unexercisable
               ----            ------------------     --------------    -------------------------      --------------------------

David Vozick                          -                   $0                    0/150,000                  $0/$1,500

Donald Rabinovitch                    -                   $0                    0/150,000                  $0/$1,500

Elise Nissen (2)                      -                   $0                    134,000/0                   $450/$0

(1) The closing bid price for the Company's Common Stock on June 30, 2001, was quoted at $.32 per share on the OTC Bulletin Board.

(2) These Options/SARS include 5,000 incentive stock options for Ms. Nissen, which expired on July 29, 2001.

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a Compensation Committee. Executive compensation, including the chief executive officers, is determined according to each individual's responsibilities and Company philosophy as determined by the Board of Directors. None of the executive officers of the Company has served during the last fiscal year on the board of directors or compensation committee of any other entity whose officers also served on the Board of Directors of the Company.

Report of the Board of Directors on Executive Compensation

Executive Compensation
The Company's executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibility, achievement of the Company's performance goals, individual initiative and achievement, and allow the Company to attract and retain management with the skills critical to the long-term success of the Company. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with responsibilities in other comparable companies. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value. The Company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries
Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual, and by comparison to positions at companies within similar industries. The Board of Directors reviews base salaries and determine increases based upon an officer's contribution to corporate performance, current economic trends, and competitive market conditions.

Performance Incentives
The Board of Directors utilizes performance incentives based upon criteria relating to performance in special projects undertaken during the past fiscal year, contribution to the development of new products, marketing strategies, manufacturing efficiencies, revenues, income and other operating goals to augment the base salaries received by executive officers.

Incentive Stock Options
The Company uses incentive stock options issued under its 1992, 1995, and 1999 employee stock option plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of the shareholders of the Company. Incentive stock options are typically granted at the commencement of employment of key personnel and are augmented by subsequent periodical grants. All stock option plans have been approved by the shareholders of the Company.

Benefits and Other Compensation
The Company offers a life, health and disability benefit package to its executive officers, which is similar to the package offered to all of its employees. The Company provides supplemental life and disability insurance coverage as well as an automobile allowance to its two senior officers, as other compensation.

Retirement and Post Retirement Benefits
The Company does not offer a post-retirement health plan to its executive officers or employees. The Company does offer a 401(k) retirement savings plan to its executive officers, which is the same plan offered to all of its employees. The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, and disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by the Company each fiscal year is determined by the Board of Directors following a review of the profits of such fiscal year. The defined contribution plan requires no minimum contribution by the Company. The Company did not contribute to the plan for the year ended June 30, 2001.

                                               Respectfully submitted,
                                               David Vozick, Donald Rabinovitch
                                               Robert Blatt, Jack Becker

                               Performance Graph

AFP IMAGING CORP.

                                                            Cumulative Total Return
                                     -------------------------------------------------------------------------
                                          6/96        6/97        6/98        6/99        6/00        6/01

AFP IMAGING CORPORATION                  100.00      134.78       60.87       24.35       31.17       20.17
NASDAQ STOCK MARKET (U.S.)               100.00      121.60      160.06      230.22      340.39      184.54
PEER GROUP                               100.00      117.59      151.66      145.17      129.05      179.21


Assumes $100 invested on June 30, 1996 in the Common Stock, the NASDAQ Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends. The Peer Group comprises companies nationwide which compete against the Company in its industry segment of dental products manufacturers and distributors. None of the companies competing with the Company offer a fully comparable range of products and services. The performances of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Each member of the peer group has been publicly traded for at least five years. Companies included in the Peer Group are Biolase Technology, Inc., Dentsply International, Inc., Instrumentarium Corp., Milestone Scientific, Inc., Moyco Technologies Inc., Patterson Dental Co., Henry Schein Inc., and Apogent Technologies Inc.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes, to the best of its knowledge, that, during the period from July 1, 2000 through June 30, 2001, all Section 16(a) filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with, except for the Form 5 for Mr. Blatt which was filed late.


   PROPOSAL TWO - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Introduction - The firm of Arthur Andersen LLP has been appointed as our independent public accountants for the year ending June 30, 2002. The appointment was made by our Board of Directors upon the recommendation of management. This firm of certified public accountants served as our independent public accountants for the year ended June 30, 2000, and has been the independent public accountants of the Company since October 1980.

Under this proposal, we are asking our shareholders to ratify this appointment. If our shareholders do not approve this proposal, our Board of Directors may, but are not required to, reconsider the appointment of Arthur Andersen LLP. The Board of Directors recommends voting "FOR" this Proposal 2.

Information Concerning Fees - Fees billed by Arthur Andersen LLP for the year ended June 30, 2001 for the audit of our consolidated financial statements was as follows:

          Audit fees:  $75,000,
          Financial Information systems design and implementation fees: $0, All other fees: $0.

Other Information - We expect that representatives of Arthur Andersen LLP will be present at the annual meeting. The representatives will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS

The Company maintains $4.0 million of Directors and Officer's liability insurance with RLI Insurance Company and The Safeco Insurance Company, both of which insure the Company and the directors and officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law. These policies are renewed each year in May and currently cost the Company an aggregate of $63,840 per annum.

On July 14, 2000, the Company granted 74,000 incentive stock options to Ms. Nissen at $.375 per share, which equals the closing bid price on such date.


                              SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year's Proxy Statement - To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received at the Company's principal's executive offices no later than the close of business on July 19, 2002. Proposals should be addressed to David Vozick, Secretary, AFP Imaging Corporation 250 Clearbrook Road, Elmsford, New York, 10523.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting - For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting, SEC rules will permit management to vote Proxies in its discretion if the Company:
(1) receives notice of the proposal before the close of business on October 2, 2002, and advises shareholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on October 2, 2002. Notices of intention to present proposals at the 2002 Annual Meeting should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523.


                              COSTS OF SOLICITATION

The costs of soliciting Proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of a shareholder of the Company, addressed to David Vozick, Secretary of the Company, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, the Company will provide without charge to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, including all statements and schedules to be filed with the Securities Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. A copy of the Form 10-K can also be retrieved from the SEC's EDGAR Database on the Internet at http://www.sec.gov.

                                             By Order of the Board of Directors
Elmsford, New York                                    David Vozick,
November 16, 2001                                     Secretary

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                            AFP IMAGING CORPORATION

The undersigned Shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 16, 2001 and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 2001 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 14, 2001 at 9:00 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                            AFP IMAGING CORPORATION

                               December 14, 2001

                Please Detach and Mail in the Envelope Provided


A   [X]  Please mark your
         votes as in this
         example


                    FOR all
                 nominees listed          Withhold
                    at right              authority

1. ELECTION
   OF
   DIRECTORS:        [  ]                   [  ]

Nominees: David Vozick
          Donald Rabinovitch
          Jack Becker
          Robert A. Blatt


To withhold authority for one or more nominees, list such nominees here:

_______________________________________________

2. Proposal to ratify the appointment of Arthur   FOR  AGAINST   ABSTAIN
   Andersen LLP as the independent public         / /    / /       / /
   accountants of the Company.

3. Upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment of adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


SIGNATURE_______________________ DATE _______ _________________________________
                                                     Please Print

NOTE: (This proxy should be marked, dated and signed by the shareholder(s) exactly as the name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If the signer is a corporation, please sign in the full corporate name and give the title of the signing officer.)